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Exhibit 8.1

LIST OF SUBSIDIARIES

Name	Nature of Business	Country of Incorporation	Interest held (%)
Sasol Mining (Pty) Limited	Coal mining activities	South Africa	100
Sasol Synfuels (Pty) Limited	Production of liquid fuels, gases and chemical products	South Africa	100
Sasol Technology (Pty) Limited	Engineering services, research and development and technology
Sasol Chemical Industries Limited	Production and marketing of mining explosives, gases, petrochemicals, fertilizers and refining of tar acids	South Africa	100
Sasol Financing (Pty) Limited	Management of cash resources, investment and procurement of loans	South Africa	100
Sasol Gas Holdings (Pty) Limited	Holding company of the Group's gas interests	South Africa	100
Sasol Investment Company Limited	Holding company of the Group's investments and investments in movable and immovable property	South Africa	100
Sasol Oil (Pty) Limited	Manufacturing, refining and marketing of liquid fuels, lubricants and pipeline gas	South Africa	100
Sasol Trading International Limited	Trading	Isle of Man	100
Sasol Wax International AG (formerly Schumann Sasol International AG)	Production, marketing and distribution of waxes and wax related products	Germany	100
Sasol Polymers International Investments (Pty) Limited	Holding company of Sasol Polymer's foreign investments	South Africa	100
Sasol Chemicals Europe Limited	Marketing and distribution of chemical products	United Kingdom	100
Sasol Chemical Pacific Limited	Marketing and distribution of chemical products	Hong Kong	100
Sasol Chemical Holdings International (Pty) Limited	Investment in the Sasol Chemie Group	South Africa	100
Sasolchem Inc.	Marketing and distribution of chemical products	United States	100
Sasol Financing International Limited	Management of cash resources, investment and procurement of loans for foreign operations	Isle of Man	100
Sasol Holding (Netherlands) B.V.	Investment	Netherlands	100
Sasol Holding in Germany GmbH	Investment	Germany	100
Sasol Holdings (USA) (Pty) Limited	Investment	South Africa	100
Sasol Petroleum International (Pty) Limited	Exploration, production, marketing and distribution of petroleum and natural gases	South Africa	100
Sasol Synfuels International (Pty) Limited	Conversion and marketing of liquid fuels and chemical products	South Africa	100
Sasol Gas Limited	Marketing and distribution of pipeline gas for industrial purposes	South Africa	100
National Petroleum Refiners of South Africa (Pty) Limited	Refining of crude oil	South Africa	64
Sasol International Insurance Limited	Services	Isle of Man	100
Sasol International Services Limited	Services	United Kingdom	100
Sasol Chemicals North America LLC	Marketing and distribution of chemical products	United States	100
Sasol Technology (UK) Limited	Engineering services, research and development and technology	United Kingdom	100
Sasol Australasia Pty Limited	Investment	Australia 100
SMI Technology (Pty) Limited	Development of electronic initiation systems	South Africa	100
Sasol Mining Initiators Africa (Pty) Limited	Manufacturing and marketing of electronic initiation systems	South Africa	100
Mocom Plastics (Pty) Limited (trading as Recycling Plastics)	Manufacturing and marketing of recycled plastic products	South Africa	100
The Republic of Mozambique Pipeline Investments Company (Pty) Limited	Investment	South Africa	100

INCORPORATED JOINTLY CONTROLLED ENTITIES

Name	Nature of Business	Country of Incorporation	Interest held (%)
Merisol LP	Production, marketing and distribution of phenolics	United States	50
Sasol Chevron Holdings Limited	Holding company of the Group's joint venture interests with Chevron Texaco	Bermuda	50
Sasol Southwest Energy LLC	Production and marketing of explosives and provision of related blasting services	United States	50
Petlin (Malaysia) Sdn. BHD.	Production and marketing of polyethylene products	Malaysia	40
Tosas Holdings (Pty) Limited	Investment	South Africa	70
Ensign-Bickford (SA) (Pty) Limited	Production and marketing of commercial explosive accessories and detonating cord	South Africa	60
Sasol Roche Blasting Services (Pty) Limited	Manufacture and marketing of bulk emulsion explosives	Australia	50
Petromoc E Sasol SARL	Marketing of fuels and lubricants	Mozambique	49
Peroxide Chemicals (Pty) Limited	Manufacturing and marketing of organic chemical products	South Africa	60
African Amines (Pty) Limited	Production and marketing of amines	South Africa	50
DPI Holdings (Pty) Limited	Production and marketing of plastic piping	South Africa	50
Arya Sasol Polymer Company	Production, marketing and distribution of polyethylene	Iran	50
Oryx GTL Limited (Q.S.C)	Manufacturing and marketing of synthetic fuels from gas	Qatar	49

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  Exhibit 8.1
LIST OF SUBSIDIARIES
INCORPORATED JOINTLY CONTROLLED ENTITIES